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                                                                    Exhibit d(2)
                        INVESTMENT MANAGEMENT AGREEMENT
                                 April 30, 2001

Deutsche Asset Management, Inc.
130 Liberty Street
New York, New York 10006

Dear Sirs:

     Deutsche Asset Management VIT Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), hereby confirms its agreement with Deutsche Asset Management, Inc. (the "Manager") regarding investment management services to be provided by the Manager to those portfolios of the Trust listed on Appendix A attached hereto (each, a "Fund" and collectively, the "Funds").

     1.  Investment Description; Appointment
         -----------------------------------

         The Trust anticipates that each Fund will employ its capital by investing and reinvesting in investments of the kind and in accordance with the investment objective, policies and limitations specified in its Declaration of Trust, dated January 19, 1996, as amended from time to time (the "Declaration of Trust"), its By-laws, as amended from time to time, in the Funds' prospectuses (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended, as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved in the manner set forth in the Declaration of Trust. Copies of the Funds' Prospectuses, Statement, Declaration of Trust and By-laws have been or will be submitted to the Manager. Each Fund desires to employ and hereby appoint the Manager to act as their investment adviser, to oversee the administration of all aspects of the Funds' business and affairs and to supervise the performance of professional services provided by others, including the administrator, transfer agent, custodian and distributor to the Funds.

     2.  Services
         --------

         Subject to the overall supervision and direction of the Board of Trustees of the Trust, the Manager shall have general responsibility for the investment and management of the Funds' assets, subject to and in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus and Statement, as from time to time in effect, and the Declaration of Trust and By-laws, the 1940 Act and the Investment Advisors Act of 1940, as the same may from time to time be amended. In discharging its responsibility, the Manager shall, with respect to the index Funds, seek to replicate as closely as possible the performance of the benchmark index, before the deduction of Fund expenses and, with respect to all the Funds, shall determine and monitor the investments of each of the Funds' investment portfolios. In addition, the Manager shall have full authority to implement its determinations by selecting and placing individual transactions on behalf of each Fund.
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     3.     Information Provided to the Trust
            ---------------------------------

            The Manager will keep the Funds informed of developments materially affecting the Funds' portfolios and, in addition to providing the Trust with whatever statistical or other information the Trust may reasonably request with respect to its investments, the Manager will, on its own initiative, furnish the Trust from time to time with whatever information the Manager believes is appropriate for this purpose.

     4.     Standard of Care
            ----------------

            The Manager shall exercise its best judgment in rendering the services listed in paragraph 2 above. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Trust or to holders of the Funds' shares ("Shareholders") to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

     5.     Indemnification/Liability
            -------------------------

       (a) The Trust shall indemnify and hold the Manager harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Manager or for which the Manager may be held to be liable in connection with this Agreement or the Manager's performance hereunder (a "Claim"), unless such Claim resulted from a grossly negligent act or omission to act or bad faith by the Manager in the performance of its duties hereunder.

       (b) In any case in which the Trust may be asked to indemnify or hold the Manager harmless, the Manager will notify the Trust promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Trust, although the failure to do so shall not prevent recovery by the Manager, and shall keep the Trust advised with respect to all developments concerning such situation. The Trust shall have the option to defend the Manager against any Claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and satisfactory to the Manager, and thereupon the Trust shall take over complete defense of the Claim and the Manager shall sustain no further legal or other expenses in respect of such Claim. The Manager will not confess any Claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this Section 5 shall survive the termination of this Agreement.

       (c) A copy of the Declaration of Trust of the Funds is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Funds as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Funds.

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     6.   Compensation
          ------------

     In consideration of the services rendered pursuant to this Agreement, each Fund will pay the Manager a fee at annual rates based on the Fund's average daily net assets as set forth on Appendix A. These fees shall be computed daily and shall be payable on the first business day of each month for services performed the preceding month. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the Funds' net assets shall be computed at the times and in the manner specified in the Funds' Prospectuses and/or the Statement."

     7.   Expenses
          --------

          The Manager will bear all expenses in connection with the performance of its services under this Agreement. The Trust will bear certain other expenses to be incurred in its operation, including: (a) payment of the fees payable to the Manager under paragraph 6 hereof; (b) organization expenses; (c) brokerage fees and commissions; (d) taxes; (e) interest charges on borrowings; (f) the costs of liability insurance or fidelity bond coverage for the Trust's officers and employees, and directors' and officers' errors and omissions insurance coverage; (g) legal, auditing and accounting fees and expenses; (h) charges of the Trust's Custodian and Transfer and Dividend Disbursing Agent; (i) the Trust's pro rata portion of dues, fees and charges of any trade association of which the Trust is a member; (j) the expenses of printing, preparing, distributing and mailing proxies, stock certificates and all reports required by the Securities and Exchange Commission and State securities administrations, including the Funds' prospectuses, Statements, and notices to shareholders; (k) filing fees for the registration or qualification of the Funds and their shares under federal or state securities laws; (l) the fees and expenses involved in registering and maintaining registration of the Funds' shares with the Securities and Exchange Commission and State securities administrations; (m) the expenses of holding shareholder meetings; (n) the compensation, including fees, of any of the Trust's unaffiliated directors, officers or employees; (o) all expenses of computing the Funds' net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Funds' investment portfolios; (p) expenses of personnel performing shareholder servicing functions; and (q) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Trust or the Funds.

     8.   Service to Other Companies or Accounts
          --------------------------------------

          The Trust understands that the Manager and its affiliates may act as investment manager to fiduciary and other managed accounts and to one or more other investment companies, and the Trust has no objection to their so acting, provided that whenever the Trust and one or more other clients advised by the Manager and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Manager to be equitable to each client. The Trust recognizes that in some cases this procedure may adversely affect whether a particular security is available to the Trust, the size of the position obtainable for the Trust or the price at which that position may be obtained or disposed. In addition, the Trust understands that the persons

                                      -3-
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employed by the Manager to assist in the performance of the Manager's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of any kind or nature.

  9.   Term of Agreement
       -----------------

       This Agreement shall become effective on the date hereof, shall continue in effect for two years and thereafter shall continue for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Trust's Trustees or (ii) a vote of a "majority" (as defined in the 1940
Act) of each Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to each Fund, without penalty, on 60 days' written notice, by the Trust's Trustees or by vote of holders of a majority of each Fund's outstanding voting securities, or upon 60 days' written notice, by the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

  10.  Governing Law
       -------------

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York giving effect to the conflict of law rules thereof.

       If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                              Very truly yours,


                              DEUTSCHE ASSET MANAGEMENT VIT FUNDS


                              By: /s/ Richard Hale
                                  ------------------------------
                                  President
AGREED TO AND ACCEPTED:

DEUTSCHE ASSET MANAGEMENT, INC.

By: /s/ Daniel O. Hirsch
    ---------------------------
    Vice President

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                                   APPENDIX A



                                                  Compensation (as a Percentage
                                                                              -
Name of Fund                                       of Average Daily Net Assets)
------------                                       ----------------------------

Small Cap Index Fund                                          0.35%
EAFE(R) Equity Index Fund                                     0.45%
Equity 500 Index Fund                                         0.20%
U.S. Bond Index Fund                                          0.15%
Small Cap Fund                                                0.75%
International Equity Fund                                     0.98%

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